UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2018

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On October 5, 2018, RAIT Financial Trust (“RAIT”), Steven D. Lebowitz, Deborah Lebowitz, Paul Lebowitz, Kathryn Lebowitz Silverberg, Lauren Lebowitz Salem, David L. Lebowitz, Andrew S. Lebowitz, Robert Lebowitz, the Lebowitz Family Trust, Lebowitz Family Stock, LLC, Lebowitz RCT, LP and The Steven and Deborah Lebowitz Foundation (collectively, the “Investors”), entered in a Cooperation Agreement (the “Cooperation Agreement”).

The Cooperation Agreement sets forth defined restrictions for a period commencing on the date of the Cooperation Agreement and lasting until the earlier of (i) the fourth day following RAIT’s 2019 Annual Meeting of Shareholders and (ii) September 30, 2019 (the “Restricted Period”), on the ability of the Investors and their respective affiliates or associates (the “Investor Group”) to transfer RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Preferred Shares”), RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B Preferred Shares”) and RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series C Preferred Shares”, and, together with the Series A Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”), and RAIT’s common shares of beneficial interest (the “Common Shares”, and, together with the Preferred Shares, the “Equity Securities”), and contains other restrictions.  Further, except for certain limited acquisitions permitted by the Cooperation Agreement, the Cooperation Agreement provides that, until the later of (A) the expiration of the Restricted Period and (B) such time that the aggregate holdings of Series A Preferred Shares held by the Investor Group does not exceed 9.8% of all outstanding Series A Preferred Shares, no Investor may acquire Equity Securities.

Pursuant to the Cooperation Agreement, during the Restricted Period, the Investors will cause all Equity Securities owned by the Investor Group to be present for quorum purposes and to be voted in accordance with the recommendation of a majority of RAIT’s Board of Trustees (the “Board”) with respect to any matter at any meeting of RAIT’s shareholders for which proxies are solicited. With respect to any matter on which the consent of a member of the Investor Group is solicited by reason of such member’s holding of Equity Securities during the Restricted Period, the Cooperation Agreement provides that the Investors will cause such member of the Investor Group to provide its consent as a holder of such Equity Securities to such matter as recommended by a majority of the Board. The Cooperation Agreement also provides for certain standstill provisions restricting the activities of the Investor Group related to RAIT during the Restricted Period.

Pursuant to the Cooperation Agreement, in any calendar year, promptly following written notice from RAIT, Investors may, subject to certain conditions, cause the Investor Group to, transfer any Equity Securities owned by the Investor Group as necessary in order for RAIT to continue to qualify as a real estate investment trust for federal income tax purposes.

Subsequent to entering into the Cooperation Agreement, on October 5, 2018, the Investors and RAIT signed a letter agreement (the “Letter Agreement”) which provided that RAIT would exempt the Lebowitz Family Trust from the ownership limit (the “Ownership Limit”) set forth in RAIT’s Declaration of Trust (the “DOT”) providing that no person may own more than 9.8% of the Series A Preferred Shares. The Letter Agreement exempts the Lebowitz Family Trust from this ownership limit for holding Series A Preferred Shares in an amount which, when added to the Series A Preferred Shares owned by the Investors, does not exceed an amount equal to 13.75% of the outstanding number of each series of Series A Preferred Shares, at any time and from time to time.

The above summary of the Cooperation Agreement and the Letter Agreement does not purport to be complete and is qualified in its entirety by the Cooperation Agreement and the Letter Agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1

Cooperation Agreement dated as of October 5, 2018 by and among RAIT Financial Trust (“RAIT”), Steven D. Lebowitz, Deborah Lebowitz, Paul Lebowitz, Kathryn Lebowitz Silverberg, Lauren Lebowitz Salem, David L. Lebowitz, Andrew S. Lebowitz, Robert Lebowitz, the Lebowitz Family Trust, Lebowitz Family Stock, LLC, Lebowitz RCT, LP and The Steven and Deborah Lebowitz Foundation (collectively the “Investors”).

10.2	Letter Agreement dated as of October 5, 2018 from the Investors to RAIT and Ledgewood, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

October 11, 2018	By:	/s/ John J. Reyle
Name: John J. Reyle
Title: Chief Executive Officer,
President and General Counsel